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                                                                 EXHIBIT 10.14

                               FORM OF PLEDGE AGREEMENT
                               ------------------------

     PLEDGE AGREEMENT dated as of June 20, 1997, between Falcon Building Products, Inc., a Delaware corporation (the "Lender"), and ______A______ (the "Borrower").

     The parties hereto agree as follows:

    1.   AMOUNT AND TERMS OF THE LOAN.

         1.1. THE LOAN. On the terms and subject to the conditions of this Agreement, the Lender agrees to lend $_____B_____ to the Borrower for the purpose of enabling the Borrower to purchase shares of Class C Common Stock, par value $0.01 per share, and Class A Common Stock, par value $0.01 per share, of the Lender (collectively, the "Purchased Shares"), said loan is being made pursuant to the Falcon Building Products, Inc. 1997 Senior Executive Stock Loan Plan (the "Plan"). Except as otherwise defined herein, capitalized terms used in this Agreement have the respective meanings set forth in the Plan.

         1.2. MATURITY DATE. Subject to the prepayment provisions of subsections 1.3 and 1.4 and the acceleration provisions set forth below and in
Section 3 below, the Loan shall mature on June 20, 2004 (the "Maturity Date"). Notwithstanding the foregoing, all principal and accrued but unpaid interest outstanding under the Loan will automatically become due and payable on the date the Borrower's employment with the Lender and its affiliates terminates if the Borrower terminates employment before age 65 unless his employment (i) terminates by reason of his death or Disability or (ii) is terminated for a reason other than Cause.

         1.3. MANDATORY PREPAYMENTS AND PAYMENTS.

         (a) In the event that any cash dividend or distribution is paid by the Lender with respect to any Pledged Property relating to the Loan, the Borrower shall make a mandatory prepayment with respect to the Loan equal to the amount of such dividend or distribution, which shall be applied first to accrued but unpaid interest under the Loan, then to principal. Notwithstanding the foregoing, in the event that the Committee under the Plan determines that the Borrower would recognize a net increase in taxable income from the receipt of any such dividends or distributions after giving effect to any deduction for the related payment under the Loan, the Committee may in its discretion permit the Borrower to retain a portion of the dividends or distributions so as to be able to pay all or part of his related increase in taxes.

         (b) Any cash received upon an exchange or conversion of Pledged Property shall be applied to reduce the outstanding Loan balance (with any accrued but unpaid interest being reduced first). Any cash in excess of that applied to repay in full all principal and interest outstanding under the Loan shall be paid to the Borrower.

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         (c)  Borrower shall pay any accrued interest on the Loan on the first day of each calendar quarter.

         (d) Borrower agrees to make annual principal payments on this Note within two (2) business days of his receipt of his annual employment bonus, if any, from Lender or a subsidiary of Lender in an amount equal to twenty percent (20%) of such bonus amount, net of applicable state and federal taxes due thereon.

         1.4  OPTIONAL PREPAYMENTS.

         (a) The Borrower may make voluntary prepayments on the Loan at any time without penalty in such minimum amounts as the Committee may determine, which shall be applied first to accrued but unpaid interest, and then to principal.

         (b) In the event that the Borrower at any time desires to obtain a release of all or part of any Pledged Property securing the Loan, whether for the purpose of selling such Pledged Property or otherwise, as a condition to the release, the Borrower shall make arrangements satisfactory to the Lender for the prepayment by the Borrower of an amount equal to the higher of (i) a percentage of the outstanding Loan balance as of the date of the release equal to the percentage in value of the Pledged Property sought to be released and (ii) a sufficient portion of the outstanding Loan balance so that the amount of the outstanding Loan balance remaining unpaid after giving effect to such payment does not exceed fifty percent (50%) of the fair market value of the Pledged Property, as determined in good faith by the Committee, that will remain subject to this Agreement after giving effect to the release, which shall be applied first to accrued but unpaid interest under the Loan, then to principal.

         1.5. EVIDENCE OF BORROWING. The Loan will be evidenced by a promissory note in substantially the form attached as Exhibit A to this Agreement (the "Note"). The Borrower will promptly execute and deliver to the Lender any other instruments evidencing the Loan reasonably requested by the Lender.

    2.   SECURITY.

         2.1. GRANT OF SECURITY INTEREST. As security for the Borrower's performance of this Agreement and the Borrower's indefeasible payment in full of the Loan and all interest thereon in accordance with this Agreement, the Borrower hereby pledges, hypothecates, assigns, transfers and delivers to the Lender and grants the Lender a continuing security interest in the Borrower's right, title and interest in and to the Pledged Property, to have and to hold, together with all rights, titles, interests, privileges and preferences appertaining or incidental thereto, unto the Lender, its successors and assigns, forever, subject to the terms and conditions of this Agreement.

         2.2. PERFECTION OF SECURITY INTEREST. Simultaneously with the execution and delivery of this Agreement, the Borrower will deliver to the Lender all instruments and certificates evidencing the Pledged Property and will execute and deliver to the Lender stock powers or assignments in such forms as may reasonably be requested by the Lender with respect to each such instrument or certificate. The Borrower will perform all additional acts and execute all other documents reasonably requested by the Lender at any time to further evidence, perfect, maintain

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and enforce the Lender's security interest in the Pledged Property.  The
Borrower will not pledge, hypothecate or grant a security interest in any of the Pledged Property to any other person without the prior written consent of the Lender.

         2.3. VOTING AND OTHER RIGHTS OF THE BORROWER AND THE LENDER. So long as no Event of Default (as described in subsection 3.1) has occurred and is continuing, the Borrower will be entitled to vote and to exercise all other rights and remedies with respect to the Pledged Property. Upon the occurrence and during the continuance of an Event of Default, the Lender, subject to the terms and conditions of this Agreement, will have the right, after the delivery of written notice to the Borrower, to vote and to exercise all other rights and remedies with respect to the Pledged Property.

         2.4. RELEASE OF COLLATERAL. In the event of any prepayment of principal under the Loan, the Lender will release from the pledge under this Agreement a portion of the Pledged Property equal to the percentage of the outstanding principal balance so paid, provided, that the Lender will retain Pledged Property with an aggregate fair market value, as determined in good faith by the Committee, equal to at least two hundred percent (200%) of the outstanding Loan balance as of the date of the prepayment (after giving effect to the prepayment).

    3.   EVENTS OF DEFAULT.

         3.1. EVENTS OF DEFAULT. For purposes of this Agreement, any of the following events will constitute an Event of Default:

         (a) the Borrower fails to pay any amount due under the Loan and the default remains uncured for a period of (10) days after the date the Lender gives the Borrower notice of the default;

         (b) the Borrower defaults under or breaches any other covenant, representation or warranty under the Note, this Agreement or any other agreement under the Plan and the default or breach remains uncured for a period of thirty (30) days after the date the Lender gives the Borrower notice of his default or breach;

         (c) the Borrower applies for or consents to the appointment of a receiver, trustee, custodian or liquidator of any of his property, admits in writing his inability to pay his debts as they mature, makes a general assignment as a bankrupt or insolvent or is the subject of an order for relief under Chapter 13 of the United States Bankruptcy Code or files a voluntary petition in bankruptcy or a petition or answer seeking an arrangement with creditors to take advantage of any bankruptcy, insolvency, readjustment or debt or liquidation law or statute, or an answer admitting the material allegations of a petition filed against him in any proceeding under any such law; or

         (d) any court of competent jurisdiction enters an order, judgment or decree, without the application, approval or consent of the Borrower, approving a petition appointing a receiver, trustee, custodian or liquidator of all or a substantial part of the assets of the Borrower, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days.

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         3.2. CONSEQUENCES OF EVENTS OF DEFAULT.  If an Event of Default
occurs, the Lender may foreclose on the Pledged Property and may otherwise enforce its rights under the Plan, the Note and any other agreement entered into under the Plan.

    4.   GENERAL.

         4.1. COMPLIANCE WITH WITHHOLDING. The Lender shall have the right to require the Borrower to pay to the Lender the amount of any taxes that are required to be withheld in connection with any repayment of a Loan, any release of Pledged Property or any sale of Pledged Property. To the extent permitted by the Committee, the Borrower may elect to have any distribution otherwise required to be made under this Agreement to be withheld to fulfill any tax withholding obligation.

         4.2. AMENDMENT AND WAIVER. This Agreement may be amended by written agreement of the Borrower and the Lender, without the consent of any other person.

         4.3. SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         4.4. COMPLETE AGREEMENT. This document and the documents referred to herein contain the complete agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which relate to the subject matter hereof.

         4.5. GOVERNING LAW. The provisions of this Agreement shall be construed in accordance with the internal laws of the State of Illinois.

     IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.



BORROWER                                    FALCON BUILDING PRODUCTS, INC.



                                            By /s/ Gus J. Athas
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______________A_______________              Its Executive Vice President
                                            ----------------------------------

                                            ----------------------------------


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                          SCHEDULE OF PLEDGE AGREEMENTS


           A                                   B
------------------------            ------------------------
Borrower                            Amount


Ed Finnegan                          $130,016.42

Mark Haddock                          $49,700.00

Bill Menke                            $24,850.00

Anthony Navitsky                     $137,193.55